UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 11, 2021

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 11, 2021, the Corporation held its annual meeting of shareholders.

Michael R. Becher, Mark K. Hardwick, William L. Hoy and Patrick A. Sherman were elected to the Board of Directors for three-year terms expiring at the 2024 annual meeting of shareholders; and Susan W. Brooks was elected for a two-year term expiring at the 2023 annual meeting of shareholders.

The shareholders adopted a non-binding resolution approving the compensation of the Corporation’s executive officers and ratified the Board of Directors’ appointment of BKD, LLP as the Corporation’s independent registered public accounting firm for 2021.

The votes on these matters were as follows:

1. Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Michael R. Becher	38,707,097	2,659,842	5,527,695
Susan W. Brooks	40,942,786	424,153	5,527,695
Mark K. Hardwick	40,049,538	1,317,401	5,527,695
William L. Hoy	39,509,061	1,857,878	5,527,695
Patrick A. Sherman	39,859,438	1,507,501	5,527,695

2. Approval, on an advisory basis, of executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,521,993	3,457,894	387,052	5,527,695

3. Proposal to ratify BKD, LLP as independent auditor for 2021:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
44,822,931	2,053,703	18,000	—

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    DATE: May 12, 2020

FIRST MERCHANTS CORPORATION

By: /s/ Michele M. Kawiecki
Michele M. Kawiecki
Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)